Exhibit (a)(1)(E)

Forms of Reminder E-mails – Dates may change if expiration date of offer is extended

On or about October 25, 2007 – One Week After Offer Commences

Rambus Inc.’s Offer to Amend Certain Options (referred to as the “offer”) commenced on October 18, 2007. This offer to amend your mispriced stock options will expire at 9:00 p.m., Pacific Time, on November 15, 2007, unless we extend the offer.

If you would like to participate in this offer, you must complete an election form before the expiration of the offer. Election forms and other documents relating to the offer are available on a website located at https://rmbs.equitybenefits.com. If you are not able to submit your election form electronically via the offer website as a result of technical failures, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to the offer website for any reason (including lack of internet services), you must complete a paper election form and return it via facsimile to Caroline Ling at (650) 947-6044 before 9:00 p.m., Pacific Time, on November 15, 2007 (unless we extend the offer). To obtain a paper election form, please contact Caroline Ling at (650) 947-5799 or by e-mail at options@rambus.com.

Please note that if you do not participate in the offer your mispriced options will not be amended and you may be subject to adverse tax consequences. See Section 14 of the Offer to Amend Certain Options located on the offer website for further details of the negative tax consequences you will face if you do not participate in the offer.

Rambus will host an employee forum on Friday, October 26, 2007 from 10:00 a.m. to 11:30 a.m. at the Open Area in the Los Altos Building to help explain the potential adverse tax impact if you do not participate in the offer, explain your choices with regards to your mispriced options, and to answer any questions you may have. If you cannot attend the meeting in person you may attend remotely using call-in information that will be provided separately.

On or about November 8, 2007 – Final Week

We are entering the final week of the Rambus Inc. Offer to Amend Certain Options (referred to as the “offer”). The offer to amend your mispriced stock options will expire at 9:00 p.m., Pacific Time, on November 15, 2007, unless we extend the offer.

If you would like to participate in this offer, you must complete an election form before the expiration of the offer. Election forms and other documents relating to the offer are available on a website located at https://rmbs.equitybenefits.com. If you are not able to submit your election form electronically via the offer website as a result of technical failures, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to the offer website for any reason (including lack of internet services), you must complete a paper election form and return it via facsimile to Caroline Ling at (650) 947-6044 before 9:00 p.m., Pacific Time, on November 15, 2007 (unless we extend the offer). To obtain a paper election form, please contact Caroline Ling at (650) 947-5799 or by e-mail at options@rambus.com.

Please note that if you do not participate in the offer your mispriced options will not be amended and you may be subject to adverse tax consequences. See Section 14 of the Offer to Amend Certain Options located on the offer website for further details of the negative tax consequences you will face if you do not participate in the offer.

On or about November 15, 2007 – Last Day (Offer Expiration Date)

Today is the last day to elect to amend your mispriced options as part of the Rambus Inc. Offer to Amend Certain Options (referred to as the “offer”). The offer to amend your mispriced stock options will expire at 9:00 p.m., Pacific Time, on November 15, 2007, unless we extend the offer.

If you would like to participate in this offer, you must complete an election form before the expiration of the offer. Election forms and other documents relating to the offer are available on a website located at https://rmbs.equitybenefits.com. If you are not able to submit your election form electronically via the offer website as a result of technical failures, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to the offer website for any reason (including lack of internet services), you must complete a paper election form and return it via facsimile to Caroline Ling at (650) 947-6044 before 9:00 p.m., Pacific Time, on November 15, 2007 (unless we extend the offer). To obtain a paper election form, please contact Caroline Ling at (650) 947-5799 or by e-mail at options@rambus.com.

Please note that if you do not participate in the offer your mispriced options will not be amended and you may be subject to adverse tax consequences. See Section 14 of the Offer to Amend Certain Options located on the offer website for further details of the negative tax consequences you will face if you do not participate in the offer.